November 14, 2024 4:00 AM

Moving iMage Technologies Announces First Quarter Fiscal 2025 Results

Moving iMage Technologies, Inc. (NYSE AMERICAN: MITQ), (“MiT”), a leading technology and services company for cinema, Esports, stadiums, arenas and other out-of-home entertainment venues, today announced results for its first quarter ended September 30, 2024.

Phil Rafnson, Chairman and Chief Executive Officer of MiT commented:

“Our first fiscal quarter delivered promising results, underscoring a positive shift in the industry. The combined impact of a robust summer box office and a critical technology upgrade cycle has provided theaters with the confidence to start releasing budgets to invest in premium technologies. We successfully fulfilled orders for high-end solutions including immersive audio systems, laser projection upgrades and our own proprietary products, reinforcing our commitment to excellence.

"With the strikes now behind us, the industry demonstrated remarkable resilience propelled by a strong domestic box office performance this summer. As we move into the holiday season, momentum is clearly building. Major players like AMC, Regal and Cinemark are reporting solid gains. AMC has experienced increased attendance, especially for major releases, and Cinemark’s third-quarter results surpassed expectations as audiences enthusiastically embrace both premium experiences and traditional moviegoing.

"This resurgence aligns seamlessly with our premium offerings such as immersive sound systems and advanced laser projection upgrades, which are increasingly in demand as customers seek to enhance the theater experience. We are energized by this reinvigorated interest and remain committed to supporting the industry’s growth with innovative high-quality solutions.”

Fiscal 2025 Commentary

“We are optimistic that the industry’s strong box office momentum will extend through the holiday season and transition into an exciting lineup of releases for 2025. While our fiscal Q2 is typically slower due to the holiday season, the current industry climate presents a unique opportunity for favorable year-over-year comparisons due to last year’s setbacks related to the Hollywood strikes. Despite this improved environment, we still have not made back all the ground lost from the post-Covid recovery that was occurring prior to the strikes. However, the industry is re-gaining momentum, and we expect our customers to allocate more of their refreshed budgets in the second half of our fiscal year, which aligns with the first half of calendar 2025.

"In parallel, we are advancing our internal growth initiatives across the cinema and out-of-home entertainment markets, all aimed at driving revenue growth and margin expansion with the majority introducing recurring revenue streams. As we make progress on these initiatives, we look forward to keeping our investors updated on these initiatives and the value they bring.”

Select Financial Metrics: FY25 versus FY24*
in millions, except for Income (loss) per Share and percentages	1Q25	1Q24	Change
Total Revenue	$5.3	$6.6	-20.8%
Gross Profit	$1.4	$1.8	-24.6%
Gross Margin	26.1%	27.4%
Operating Income (Loss)	($0.1)	$0.4	NM
Operating Margin	-1.3%	5.8%
Net Income (Loss)	($0.0)	$0.4	NM
Diluted Income (Loss) per Share	($0.00)	$0.04	NM
nm = not measurable/meaningful; *may not add up due to rounding

First Quarter Highlights (Fiscal 2025 versus Fiscal 2024)

●	Revenue decreased 20.8% to $5.3 million compared to $6.6 million;
●	Gross Profit decreased 24.6% to $1.4 million compared to $1.8 million; Gross Margin was 26.1%;
●	Operating Loss of ($0.1) million compared to Operating Income $0.4 million;
●	Net Income and Earnings per Share (EPS) of ($0.0) million and ($0.00) compared to $0.4 million and $0.04, respectively;
●	As of September 30, 2024, the Company held cash of $5.2 million.

Trended Financials*
in millions, except for Income (loss) per Share and percentages	1Q24	2Q24	3Q24	4Q24	1Q25	FY21	FY22	FY23	FY24
Total Revenue	$6.6	$3.3	$3.9	$6.3	$5.3	$8.5	$18.4	$20.2	$20.1
Gross Profit	$1.8	$0.8	$0.7	$1.4	$1.4	$2.0	$4.5	$5.3	$4.7
Gross Margin	27.4%	23.2%	17.4%	22.5%	26.1%	23.6%	24.3%	26.3%	23.3%
Operating Income (Loss)	$0.4	($0.8)	($0.6)	($0.5)	($0.1)	($1.5)	($1.8)	($2.0)	($1.6)
Operating Margin	5.8%	-25.4%	-16.7%	-7.3%	-1.3%	-17.6%	-9.6%	-9.8%	-7.7%
Net Income (Loss)	$0.4	($0.8)	($0.6)	($0.4)	($0.0)	($1.6)	($1.3)	($1.8)	($1.4)
Diluted Income (Loss) per Share	$0.04	(0.07)	($0.06)	($0.04)	$0.00	($0.23)	($0.13)	($0.16)	($0.13)
*may not add up due to rounding

Dial-in and Webcast Information

Date/Time: Thursday, November 14, 2024, 12:00 p.m. ET
Toll-Free: 1-877-407-4018
Toll/International: 1-201-689-8471
Call me™: Participants can use Guest dial-in #s above and be answered by an operator OR click the Call me™ Link for instant telephone access to the event. Call me™ link will be made active 15 minutes prior to scheduled start time.
Webcast: https://viavid.webcasts.com/starthere.jsp?ei=1697703&tp_key=fc786ab55c

Telephone Replay

Telephone Replays will be made available after conference end time.

Replay Dial-In: 1-844-512-2921 or 1-412-317-6671
Replay Expiration: November 28, 2024 at 11:59 p.m. ET
Access ID: 13750141

About Moving iMage Technologies

Moving iMage Technologies (NYSE American: MITQ) is a leading provider of technology, products, and services for the Motion Picture Exhibition industry, with expanding ventures into live entertainment venues and Esports. We design and manufacture a wide range of proprietary products in-house, including developing potentially disruptive SaaS and subscription-based solutions. Committed to excellence and innovation, Moving iMage Technologies aims to revolutionize the out of home entertainment experience with cutting-edge technology and superior service. For more information, visit www.movingimagetech.com .

Forward-Looking Statements

All statements above that are not purely about historical facts, including, but not limited to, those in which we use the words “believe,” “anticipate,” “expect,” “plan,” “intend,” “estimate,” “target” and similar expressions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent our current judgment of what may happen in the future, actual results may differ materially from the results expressed or implied by these statements due to numerous important factors. Our filings with the SEC provide detailed information on such statements and risks and should be consulted along with this release. To the extent permitted under applicable law, we assume no obligation to update any forward-looking statements.

MOVING IMAGE TECHNOLOGIES, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands except share and per share amounts)

	September 30,	June 30,
	2024	2024
	(unaudited)
Assets
Current Assets:
Cash	$5,246	$5,278
Accounts receivable, net	1,027	1,048
Inventories, net	2,616	3,117
Prepaid expenses and other	312	470
Total Current Assets	9,201	9,913
Long-Term Assets:
Right-of-use asset	1,074	144
Property and equipment, net	24	28
Intangibles, net	407	422
Other assets	16	16
Total Long-Term Assets	1,521	610
Total Assets	$10,722	$10,523

Liabilities And Stockholders’ Equity
Current Liabilities:
Accounts payable	$1,832	$2,261
Accrued expenses	347	320
Customer refunds	398	399
Customer deposits	1,309	1,651
Lease liability–current	170	151
Unearned warranty revenue	54	31
Total Current Liabilities	4,110	4,813

Long-Term Liabilities:
Lease liability–non-current	922	—
Total Long-Term Liabilities	922	—
Total Liabilities	5,032	4,813
Stockholders’ Equity
Common stock, $0.00001 par value, 100,000,000 shares authorized, 9,896,850 and 9,896,850 shares issued and outstanding at September 30, 2024 and June 30, 2024, respectively	—	—
Additional paid-in capital	11,971	11,965
Accumulated deficit	(6,281)	(6,255)
Total Stockholders’ Equity	5,690	5,710
Total Liabilities and Stockholders’ Equity	$10,722	$10,523

MOVING IMAGE TECHNOLOGIES, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands except share and per share amounts) (unaudited)

	Three Months Ended
	September 30,
	2024	2023

Net sales	$5,252	$6,635
Cost of goods sold	3,880	4,816
Gross profit	1,372	1,819

Operating expenses:
Research and development	61	67
Selling and marketing	529	542
General and administrative	850	826
Total operating expenses	1,440	1,435
Operating (loss) income	(68)	384
Other income (expense)
Interest and other income, net	43	55
Total other income	43	55

Net (loss) income	$(25)	$439

Weighted average shares outstanding: basic and diluted (Note 5)	9,896,850	10,685,778
Net (loss) income per common share basic and diluted	$(0.00)	$0.04

MOVING IMAGE TECHNOLOGIES, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands) (unaudited)

	Three Months Ended
	September 30
	2024	2023
Cash flows from operating activities:

Net (loss) income	$(25)	$439
Adjustments to reconcile net (loss)/income to net cash (used in) operating activities:
Provision for credit losses	11	1
Inventory reserve	80	80
Depreciation expense	4	3
Amortization expense	15	14
Right-of-use amortization	58	66
Stock option compensation expense	5	5
Changes in operating assets and liabilities
Accounts receivable	10	(1,138)
Inventories	421	(413)
Prepaid expenses and other	158	203
Accounts payable	(429)	1,405
Accrued expenses and customer refunds	26	225
Unearned warranty revenue	23	(14)
Customer deposits	(342)	(1,016)
Lease liabilities	(47)	(67)
Net cash (used in) operating activities	(32)	(207)
Cash flows from investing activities
Purchases of property and equipment	—	(1)
Net cash (used in) investing activities	—	(1)

Net (decrease) increase in cash	(32)	(208)
Cash, beginning of the period	5,278	6,616
Cash, end of the period	$5,246	$6,408
Non-cash investing and financing activities:
Right-of-use assets from lease modification	$(988)	$—

View source version on businesswire.com: https://www.businesswire.com/news/home/20241114552512/en/

Brian Siegel, IRC, MBA
Vice President, Investor Relations and Strategic Communications for MiT
Senior Managing Director, Hayden IR
(346) 396-8696
Brian@haydenir.com